                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ABAXIS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
        (2)     Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
        (4)     Proposed maximum aggregate value of transaction:
        (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount previously paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:

                                                  1320 Chesapeake Terrace,
                                                  Sunnyvale, CA 94089
                                                  Phone 408 - 733 - 0200 Fax
                                                  408 - 734 - 2874

Abaxis Logo

                                                              September 20, 1999

Dear Shareholder:

     This year's annual meeting of shareholders of Abaxis, Inc. (the "Company") will be held on October 26, 1999, at 10:00 a.m. local time, at the Company's principal offices, located at 1320 Chesapeake Terrace, Sunnyvale, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

     A copy of the Company's Annual Report to Shareholders also is enclosed for your information. At the annual meeting we will review the activities of the Company over the past year and our plans for the future. We look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ Clinton H. Severson
                                          CLINTON H. SEVERSON
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                  ABAXIS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 26, 1999

TO THE SHAREHOLDERS:

     Please take notice that the annual meeting of the shareholders of Abaxis, Inc., a California corporation (the "Company"), will be held on October 26, 1999, at 10:00 a.m. at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

     1. To elect five directors to hold office for the ensuing year;

     2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000; and

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 10, 1999, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 1320 Chesapeake Terrace, Sunnyvale, California.

                                          By order of the Board of Directors

                                          /s/ Donald J. Stewart
                                          DONALD J. STEWART
                                          Secretary

Sunnyvale, California
September 20, 1999

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS..........    1
GENERAL INFORMATION.........................................    1
INFORMATION ABOUT ABAXIS....................................    1
  Stock Ownership of Certain Beneficial Owners and
     Management.............................................    1
  Director Nominees.........................................    3
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    4
  Executive Compensation....................................    4
  Stock Options Granted in Fiscal 1999......................    5
  Option Exercises And Fiscal 1999 Year-End Values..........    6
  Compensation of Directors.................................    6
  Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements.........................    6
  Section 16(A) Beneficial Ownership Reporting Compliance...    7
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................    7
COMPARISON OF SHAREHOLDER RETURN............................    9
PROPOSAL NUMBER ONE.........................................   10
  Election of Directors.....................................   10
PROPOSAL NUMBER TWO.........................................   10
  Ratification of Appointment of Independent Public
     Accountants............................................   10
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   10
TRANSACTION OF OTHER BUSINESS...............................   11

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation ("Abaxis" or the "Company"), for use at its annual meeting of shareholders to be held on October 26, 1999 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is September 20, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                              GENERAL INFORMATION

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Securities. On September 10, 1999, the Company had outstanding 13,968,293 shares of its Common Stock ("Common Stock") held by 230 shareholders of record, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and may be entitled to as many votes as is equal to the number of shares held multiplied by the number of directors to be elected (i.e., five), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

     Voting of Proxies. The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

     All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                            INFORMATION ABOUT ABAXIS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of August 16, 1999, certain information with respect to the beneficial ownership of Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) the persons named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                          PERCENT OF ABAXIS
                                                              NUMBER OF     COMMON STOCK
                NAME OF BENEFICIAL OWNER(1)                    SHARES      OUTSTANDING(2)
                ---------------------------                   ---------   -----------------
Clinton H. Severson(3)......................................   365,225          2.57%
Vladimir E. Ostoich, Ph.D.(4)...............................   230,826          1.64%
Daniel Wong, Ph.D.(5).......................................    85,330             *
Ernest S. Tucker, III, M.D.(6)..............................    53,795             *
Prithipal Singh, Ph.D.(7)...................................    40,592             *
Robert Milder(8)............................................    42,593             *
Diane Oates(9)..............................................    46,708             *
Richard Bastiani, Ph.D.(10).................................    27,500             *
Brenton G. A. Hanlon(11)....................................    17,333             *
All current executive officers and directors as a group (10
  persons)(12)..............................................   991,031          6.81%

---------------
  *  Less than 1%

 (1) Except as indicated in the footnotes to this table, to the Company's knowledge, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the business address of each of the beneficial owners listed above is Abaxis, Inc., 1320 Chesapeake Terrace, Sunnyvale, CA 94089.

 (2) The percentages shown in this column are calculated from the 13,968,293 shares of Common Stock actually outstanding as of August 16, 1999 in addition to options held by the beneficial owner that will be exercisable within 60 days of August 16, 1999 which are deemed outstanding in accordance with the rules of the Securities and Exchange Commission (the "SEC").

 (3) Includes 112,100 shares of stock held by Mr. Severson. Also includes 253,125 shares subject to options exercisable by Mr. Severson within sixty days of August 16, 1999.

 (4) Includes an aggregate of 29,000 shares held by Dr. Ostoich's IRA, 27,500 shares held by Mrs. Ostoich's IRA and 74,118 shares held of record by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife. Also includes 100,208 shares subject to stock options exercisable by Dr. Ostoich within 60 days of August 16, 1999. Does not include shares that are held by his adult children as to which Mr. Ostoich disclaims beneficial ownership.

 (5) Includes 1,000 shares of stock jointly held by Dr. Wong's spouse and her mother, as to which Dr. Wong disclaims beneficial ownership. Also includes 79,330 shares subject to options exercisable by Dr. Wong within sixty days of August 16, 1999.

 (6) Includes 6,545 shares of stock held by Dr. Tucker. Also includes
     47,250 shares subject to options exercisable by Dr. Tucker within sixty days of August 16, 1999.

 (7) Includes 10,000 shares of stock held by the Singh Family Trust. Also includes 30,592 shares subject to options exercisable by Mr. Singh within sixty days of August 16, 1999.

 (8) Includes 29,200 shares of stock held by Mr. Milder. Also includes 13,393 shares subject to options exercisable by Mr. Milder within sixty days of August 16, 1999.

 (9) Includes 26,500 shares of stock held by Ms. Oates. Also includes 20,208 shares subject to options exercisable by Ms. Oates within sixty days of August 16, 1999.

(10) Includes 6,000 shares of stock held by the Bastiani Family Trust. Also includes 21,500 shares subject to options exercisable by Dr. Bastiani within sixty days of August 16, 1999.

(11) Includes 17,333 shares subject to options exercisable by Mr. Hanlon within sixty days of August 16, 1999.

(12) Includes 598,564 shares subject to options exercisable within sixty days of August 16, 1999.

DIRECTOR NOMINEES

     The section sets forth the names, ages, and backgrounds of the individuals nominated to be elected to serve as directors of the Company at the Annual Meeting.

                                                                                                DIRECTOR
                   NAME                              POSITION WITH THE COMPANY            AGE    SINCE
                   ----                              -------------------------            ---   --------
Clinton H. Severson.......................  Chairman of the Board of Directors,           51      1996
                                            President, Chief Executive Officer and
                                            Director
Richard Bastiani, Ph.D.(1)................  Director                                      56      1995
Brenton G. A. Hanlon(1)...................  Director                                      53      1996
Prithipal Singh, Ph.D.(2).................  Director                                      60      1992
Ernest S. Tucker, III, M.D.(2)............  Director                                      66      1995

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     There are no family relationships among any directors or executive officers of the Company.

     Mr. Severson has served as President, Chief Executive Officer and Director of the Company since June 1996. He was appointed Chairman of the Board in May 1998. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a medical diagnostic company. From March 1984 to February 1989, Mr. Severson was employed by 3M Diagnostic Systems, an in-vitro allergy test system manufacturer, last serving as General Manager. From 1978 to 1984, Mr. Severson was employed by Syva Corporation, a medical diagnostic testing company ("Syva"), in various sales and marketing management positions.

     Dr. Bastiani joined the Company's Board of Directors in September 1995. From September 1995 to September 1999, Dr. Bastiani was President of Dendreon, a biotechnology company. Dr. Bastiani served as President of Syva, a medical diagnostic testing company, from January 1991 until June 1995. From 1971 to January 1991, Dr. Bastiani held various positions with Syva including Vice President of Marketing and Sales from 1984 until January 1991. Presently, Dr. Bastiani also serves as a Director for I.D. Biomedical.

     Mr. Hanlon joined the Company's Board of Directors in November 1996. Mr. Hanlon serves as the President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical, and a manufacturer of instrumentation for diagnostic applications. Mr. Hanlon served as Vice President and General Manager of Tri-Continent Scientific from 1989 to 1996. From 1984 to 1989, Mr. Hanlon was President of Corus Medical, a medical products company. From 1980 to 1984 he held various marketing positions with Syva Corporation.

     Dr. Prithipal Singh joined the Company's Board of Directors in June 1992. Dr. Singh is a founder of ChemTrak, Inc., a manufacturer of medical diagnostic equipment, and served in various executive capacities with ChemTrak from August 1988 until March 1998. Dr. Singh is a co-founder of LXN Corp., a diabetes management company established in 1994. From 1985 to 1988, Dr. Singh served as a Senior Vice President of Idetek, Inc., an animal health care company. From 1970 to 1985, Dr. Singh held a number of positions with Syva.

     Dr. Tucker joined the Company's Board of Directors in September 1995. Currently, Dr. Tucker is Chief Corporate Compliance Officer for Scripps Health in San Diego, a position he has held since April 1998. From 1992 to 1998, Dr. Tucker was Chairman of Pathology at Scripps Clinic and Research Foundation. He was also Chairman of Pathology at California Pacific Medical Center from 1989 to 1992, and he was the Director of Immunology Reference Lab of the Research Institute of Scripps Clinic from 1977 to 1988.

     Meetings of the Board of Directors. During the fiscal year ended March 31, 1999, the Board of Directors of the Company held five meetings, the Audit Committee of the Board of Directors held no meetings, and the Compensation Committee of the Board of Directors held one meeting. No director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which such director served during fiscal 1999.

     Audit Committee. The members of the Audit Committee during fiscal 1999 were Dr. Tucker and Dr. Singh. The functions of the Audit Committee include making recommendations to the Board of Directors regarding the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company's independent public accountants.

     Compensation Committee; Interlocks and Insider Participation. The members of the Company's Compensation Committee during fiscal 1999 were Dr. Bastiani and Mr. Hanlon. The Compensation Committee reviews and determines compensation criteria for executive officers. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation during the fiscal years ended March 31, 1999, March 31, 1998 and March 31, 1997 of the Chief Executive Officer of the Company during fiscal 1999 and the four other most highly compensated executive officers of the Company whose total salary and bonus for fiscal 1999 exceeded $100,000, for services in all capacities to the Company, during fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                               ANNUAL COMPENSATION($)       AWARDS
                                                               ----------------------    ------------
                                                                                           OPTIONS
         NAME AND PRINCIPAL POSITION            FISCAL YEAR     SALARY      BONUS(1)       (SHARES)
         ---------------------------            -----------    ---------    ---------    ------------
Clinton H. Severson...........................     1999        $200,000      $60,450       200,000
  Chairman of the Board of Directors,              1998         193,254       73,950        50,000
  President and Chief Executive                    1997         146,535          -0-       250,000
  Officer
Robert Milder.................................     1999        $ 93,000      $20,400        65,000
  Vice President of Operations                     1998             -0-          -0-           -0-
                                                   1997             -0-          -0-           -0-

Vladimir E. Ostoich...........................     1999        $144,740      $47,630        25,000
  Vice President of Marketing and                  1998         139,173       60,550           -0-
  Sales for North America                          1997         145,287       21,700        25,000

Diane Oates...................................     1999        $ 90,000      $48,605        10,000
  Vice President of Regulatory/Quality             1998          81,975       18,785        30,000
  Systems                                          1997             -0-          -0-           -0-

Daniel Wong...................................     1999        $135,000      $47,630           -0-
  Vice President of Development                    1998         129,808       60,505           -0-
                                                   1997         135,296       22,825        25,000

---------------

(1) Bonuses were based on Company performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION".

STOCK OPTIONS GRANTED IN FISCAL 1999

     The following table provides the specified information concerning grants of options to purchase Common Stock made during the fiscal year ended March 31, 1999 to the persons named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1999

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------
                                             PERCENT OF                              POTENTIAL REALIZABLE
                                               TOTAL                                   VALUE AT ASSUMED
                                              OPTIONS                               ANNUAL RATES OF STOCK
                                             GRANTED TO                             PRICE APPRECIATION FOR
                                  OPTIONS   EMPLOYEES IN   EXERCISE                     OPTION TERM(3)
                                  GRANTED      FISCAL        PRICE     EXPIRATION   ----------------------
              NAME                (#)(1)        YEAR       ($/SH)(2)      DATE        5%($)       10%($)
              ----                -------   ------------   ---------   ----------   ---------    ---------
Clinton Severson................  200,000       26.1%        $1.56      01/26/09    $196,530     $498,045
Robert Milder...................   65,000        8.5%        $2.16      10/26/08    $ 88,445     $224,136
Diane Oates.....................   10,000        1.3%        $2.56       5/26/08    $ 16,119     $ 40,848
Vladimir E. Ostoich.............   25,000        3.3%        $1.88      10/26/08    $ 29,479     $ 74,707

---------------

(1) All options granted in fiscal 1999 were granted pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"). These options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. Under the 1998 Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase Common Stock in the fiscal year ended March 31, 1999, and unexercised options held as of March 31, 1999, by the persons named in the Summary Compensation Table.

                OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

                                                                                           VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE           OPTIONS AT 3/31/99                 3/31/99 ($)(2)
                            ACQUIRED ON   REALIZED   ------------------------------   ------------------------------
          SHARES             EXERCISE       ($)      EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE
          ------            -----------   --------   --------------   -------------   --------------   -------------
Clinton H. Severson.......      -0-         -0-         215,626          284,375         $    --          $75,000
Robert Milder.............      -0-         -0-              --           65,000              --          $ 1,563
Vladimir E. Ostoich.......      -0-         -0-          96,563           34,062         $22,125          $ 1,563
Diane Oates...............      -0-         -0-          12,500           27,500              --               --
Daniel Wong...............      -0-         -0-          75,743            9,257              --               --

---------------
(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Common Stock ($1.94 per share as reported on the Nasdaq National Market on March 31, 1999) and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS

     In fiscal 1999, all non-employee directors of the Company received compensation in the amount of $750 per meeting of the Board of Directors they attended, plus reimbursement of reasonable travel expenses incurred. During the first quarter of fiscal 2000, all non-employee directors received compensation in the amount of $1,200 per meeting of the Board, plus reimbursement of reasonable travel expenses. All non-employee directors of the Company currently receive compensation in the amount of $1,600 per meeting of the Board of Directors they attend, plus reimbursement of reasonable travel expenses incurred. In addition, Dr. Tucker serves as a scientific consultant to the Company and receives monthly compensation of $1,000 plus reimbursement of expenses for attending meetings at or on behalf of the Company. Each of the Company's non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of Common Stock under the Company's 1992 Outside Directors Stock Option Plan. In addition, Dr. Tucker receives an additional annual grant of options to purchase 5,000 shares for serving as a consultant. Clinton H. Severson, a director of the Company who is also an employee of the Company, does not receive any compensation for his services as a member of the Board of Directors of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In March 1997, the Company entered into an employment agreement with Clinton H. Severson. The agreement provides that Mr. Severson will serve as President and Chief Executive Officer of Abaxis and that he will be entitled to six months of continued salary and benefits if his employment with the Company is terminated without cause. In April 1998, the Company entered into an amendment to Mr. Severson's employment agreement which provides (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction.

     The 1998 Stock Option Plan and the Outside Directors Stock Option Plan (the "Option Plans") provide that, in the event of a transfer of control of the Company ("Transfer of Control"), the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under stock option agreements outstanding under the Option Plans (the "Options") or substitute options for the Acquiring Corporation's stock for such Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger constituting a Transfer of Control, the Company's Board of Directors shall provide that any unexercisable and/or unvested portion of the Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Company's Board of Directors so determines. Any Options which are neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control. Options which are assumed by the Acquiring Corporation shall become exercisable and vested as provided under the relevant stock option agreements under the Option Plans. If the option holder's service is terminated after the Transfer of Control by the Company (other than for cause) or the option holder resigns for "good reason" following the Transfer of Control, the holder's Options shall become immediately exercisable and vested as of the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the "SEC". Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock were complied with during the fiscal year ended March 31, 1999.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Dr. Richard Bastiani and Brenton G. A. Hanlon. Dr. Prithipal Singh served as a member of the Compensation Committee until Mr. Hanlon became a member on September 9, 1998. Each of these individuals is a non-employee member of the Company's Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for the Company's executive officers and provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of the Company. The goal of the Company's compensation policy for the executive officers is to attract, retain and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives. The Company uses salary, stock option grants and bonus compensation to meet these goals.

     Compensation Policies. Salaries are initially set for each executive officer according to the Company's determination of what reflects typical salaries for similar positions in comparable companies in the Company's industry and geographic area. Salaries are generally set to reflect the applicable range for each position, and are adjusted for historical and expected contributions of each officer to the Company. Salaries are reviewed annually based on individual past performance, and financial results of the Company. Adjustments are made, if necessary, to maintain competitiveness within the industry. In April 1998, during the company-wide annual salary review, the salaries of the executives of the Company were determined to be within the proper ranges and hence no salary adjustments were made. Similarly, in April 1999, during the company-wide salary review, the salaries of the executives of the Company were determined to be within the proper ranges and no salary adjustments were made

     Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in part on the Company's performance and has used stock option grants and bonus compensation to accomplish this goal. In April 1998, the Compensation Committee approved an executive bonus plan with target bonus levels set at 20% to 60% of annual salaries for accomplishing certain Company objectives in fiscal 1999. The Company paid approximately 32% of these targeted bonuses with quarterly payments made in April and July 1998. In April 1999, the Compensation Committee approved an executive bonus plan with target bonus levels set at 20% to 80% of annual salaries for accomplishing certain Company objectives associated with financial performance in fiscal 2000.

     The Company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer generally has been determined with reference to comparable companies in the Company's industry and geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer are generally based on Company performance and individual performance. In fiscal 1999, the Compensation Committee approved stock option grants to certain of the executive officers. See "OPTION GRANTS IN FISCAL 1999."

     Chief Executive Officer Compensation. The Compensation Committee annually reviews the performance and compensation of Clinton H. Severson, the President and Chief Executive Officer of the Company. During fiscal 1999, Mr. Severson's compensation consisted of salary, an incentive stock option grant and performance-based bonus compensation. During the annual review in April 1998 (and again in April 1999), the Compensation Committee found Mr. Severson's salary to be appropriate as compared with comparable companies within the Company's industry and geographic area. During fiscal 1999, Mr. Severson's compensation consisted of a base salary of $200,000, and bonus compensation of $60,450. Mr. Severson received an option grant of 200,000 shares in fiscal 1999. Mr. Severson's bonus compensation was based on the Company achieving certain financial objectives established by the Board of Directors in April 1998. In April 1999, the Board of Directors approved a bonus plan for the Company's President and Chief Executive Officer of 50% of his annual salary for accomplishing certain Company objectives associated with financial performance in fiscal 2000.

     In April 1998, Mr. Severson's employment agreement with the Company was amended to provide (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction. Such agreement was entered into following arms-length negotiations and approval by the Board of Directors.

     Deductibility of Executive Compensation. The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as applicable.

                                          COMPENSATION COMMITTEE

                                          Richard Bastiani, Ph.D.
                                          Brenton G. A. Hanlon

                        COMPARISON OF SHAREHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index ("Russell 2000") and the Hambrecht & Quist Health Care (Excluding Biotech) Index ("H&Q Index") for the period commencing on March 31, 1994 and ending on March 31, 1999.(1)

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   MARCH 31, 1994 THROUGH MARCH 31, 1999:(2)

                                                         ABAXIS                   RUSSELL 2000                  H&Q INDEX
                                                         ------                   ------------                  ---------
3/31/94                                                    100                         100                         100
3/31/95                                                     73                         106                         134
3/31/96                                                     76                         136                         205
3/31/97                                                     42                         143                         202
3/31/98                                                     25                         203                         288
3/31/99                                                     25                         170                         294

---------------
(1) The Company's 1999 fiscal year ended on March 31, 1999.

(2) Assumes that $100.00 was invested on March 31, 1994 in the Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The charter documents of the Company authorize a Board of Directors consisting of six (6) directors. Five (5) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "INFORMATION ABOUT ABAXIS -- Director Nominees" above for information concerning the nominees. Following the Annual Meeting, there will be one vacancy on the Board of Directors.

     If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

     The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board of Directors may recommend in the place of such nominee(s).

     The nominees for election to the Board of Directors at the Annual Meeting are Clinton H. Severson, Richard Bastiani, Ph.D., Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 2000, and until their successors are elected and qualified. If a quorum is present and voting, the five (5) nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the vote. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                              PROPOSAL NUMBER TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2000. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as having been cast affirmatively or negatively on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 1320 Chesapeake Terrace, Sunnyvale, California 94089, no later than May 23, 2000, and satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ Donald J. Stewart
                                          DONALD J. STEWART
                                          Secretary

                                                              September 20, 1999

     ABAXIS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
              OCTOBER 26, 1999 SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Clinton H. Severson and Donald J. Stewart, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 26, 1999 at 10:00 a.m., local time, at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September 20, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report to Shareholders.

 THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
           IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

[X]     Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1. TO ELECT THE FOLLOWING FIVE (5) PERSONS AS DIRECTORS TO HOLD OFFICE FOR A ONE-YEAR TERM AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND
        QUALIFIED:

        NOMINEES: CLINTON H. SEVERSON, RICHARD BASTIANI, PH.D., BRENTON G.A. HANLON, PRITHIPAL SINGH, PH.D., ERNEST S. TUCKER, III, M.D.

                             FOR        WITHHELD
                             [ ]        [ ]

                             FOR ALL NOMINEES EXCEPT AS NOTED BELOW

                             [ ]___________________________________


2. TO CONSIDER, APPROVE AND RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000

                             FOR        AGAINST       ABSTAIN
                             [ ]        [ ]           [ ]

        MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]
        MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW            [ ]


PLEASE SIGN HERE. Sign exactly as
your name(s) appears on your stock      Signature:_________________ Date:_______
certificate. If shares of stock are
held of record in the names of two      Signature:_________________ Date:_______
or more persons or in the name of
husband and wife, whether as joint
tenants or otherwise, both or all of
such persons should sign the Proxy.
If shares of stock are held of
record by a corporation, the Proxy
should be executed by the President
or Vice President and the Secretary
or Assistant Secretary. Executors or
administrators or other fiduciaries
who execute the Proxy for a deceased
shareholder should give their full
title. Please date the Proxy.